Exhibit 10.2

EXECUTION COPY

LTX STOCKHOLDER VOTING AGREEMENT

THIS STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 20, 2008, by and among Credence Systems Corporation, a Delaware corporation (“Credence”), LTX Corporation, a Massachusetts corporation (“LTX”) (only with respect to Section 2(b) hereof), and the undersigned stockholder (“Stockholder”) of LTX.

RECITALS

A. Concurrently with the execution and delivery hereof, LTX, Zoo Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of LTX (“Merger Sub”), and Credence are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into Credence in accordance with its terms.

B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of LTX as is indicated below Stockholder’s signature to this Agreement.

C. In consideration of the execution and delivery of the Merger Agreement by LTX and Credence, Stockholder desires to agree to vote the Shares (as defined herein) over which Stockholder has voting power so as to facilitate the consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Definitions.

(a) Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any party hereto, any other Person that controls, is controlled by, or is under common control with such party.

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.

“Shares” means (i) all shares of capital stock of LTX owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional shares of capital stock of LTX acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 9 below).

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, and each agreement, commitment, or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not, except (i) in connection with the Merger, (ii) pursuant to a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act prior to the date of this Agreement or (iii) as the result of the death of Stockholder, Transfer any of the Shares, or enter into an agreement, commitment or understanding with respect thereto, unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be Transferred shall have executed a voting agreement substantially identical to this Agreement.

(b) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, LTX shall not, and Stockholder hereby unconditionally and irrevocably instructs LTX to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares or (iii) record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement.

(c) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder will not commit any act that could restrict or affect Stockholder’s legal power, authority or right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of Stockholder’s obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction (as defined below); provided, however, this Section 2(c) shall not restrict Stockholder from granting to LTX a proxy to vote all or a portion of the Shares at any annual meeting of LTX’s stockholders on any routine matter or proposal that (i) is unrelated to the Proposed Transaction or an Alternative Transaction and (ii) could not otherwise reasonably be expected to adversely affect the consummation of the Proposed Transaction.

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the stockholders of LTX called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of LTX, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares outstanding as of the applicable record date to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote (i) in favor of approval of the Charter Amendment and the Share Issuance (each as defined in the Merger Agreement, and together with the Merger and the other transactions contemplated by the Merger Agreement, the “Proposed Transaction”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any (A) Acquisition Proposal (other than the Proposed Transaction) or (B) other action that is intended, or could reasonably be expected, to result in a breach of any covenant, representation or warranty or any other obligation or agreement of LTX under the Merger Agreement or of Stockholder under this Agreement (each of the matters described in either of (ii) and (iii), an “Alternative Transaction”).

(b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4. Grant of Irrevocable Proxy.

(a) Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Credence and each of its executive officers and any of them, in their capacities as officers of Credence (the “Grantees”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees with respect to any proposed adjournments or postponements of any meeting of Stockholders at which any of the matters described in Section 3 hereof is to be considered.

(b) Stockholder represents that any proxies heretofore given in respect of the Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 7.22(d) of the Massachusetts Business Corporation Act.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Stockholder may vote the Shares on all other matters.

(e) Credence may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder.

5. No Solicitation. Stockholder, in its capacity as a Stockholder, shall not directly or indirectly, (a) solicit, initiate, knowingly encourage, induce or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (b) furnish any information regarding any of LTX or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (d) approve, endorse or recommend any Acquisition Proposal or (e) enter into any letter of intent or similar document or any agreement, commitment, understanding or other arrangement contemplating or otherwise relating to any Alternative Transaction. Stockholder will notify Credence as soon as possible if any inquiries or proposals regarding any Alternative Transaction are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, Stockholder or any of its Affiliates in Stockholder’s individual capacity.

6. Action in Stockholder Capacity Only. Stockholder makes no agreement or understanding herein as a director or officer of LTX. Stockholder signs solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares, and nothing herein shall limit or affect any actions taken in Stockholder’s capacity as an officer or director of LTX, including, without limitation, (i) the performance of obligations in connection with the fiduciary duties of Stockholder acting in his or her capacity as an officer or director of LTX and (ii) participating in any such capacity in any discussions or negotiations in accordance with, and to the extent permitted by, Section 5.3 of the Merger Agreement.

7. Representations and Warranties of Stockholder.

(a) Stockholder hereby represents and warrants to Credence as follows: (i) Stockholder is the beneficial or record owner of the shares of capital stock of LTX indicated below Stockholder’s signature to this Agreement, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances (subject, with respect to options to acquire Shares and Restricted Stock Units, to the provisions of the applicable LTX Benefit Plans); (ii) Stockholder does not beneficially own any securities of LTX other than the shares of capital stock and rights to purchase shares of capital stock of LTX indicated below Stockholder’s signature to this Agreement; (iii) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (iv) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms. Stockholder agrees to notify Credence promptly of any additional shares of capital stock of LTX of which Stockholder becomes the beneficial owner after the date of this Agreement.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of LTX’s Stockholders’ Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder (to the extent outstanding as of the applicable record date), in favor of the approval and authorization of the Proposed Transaction without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter.

(c) The execution and delivery by Stockholder of this Agreement and the performance by Stockholder of Stockholder’s agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Stockholder is a party or by which Stockholder (or any of Stockholder’s assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made by Stockholder herein.

(d) Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from LTX, Merger Sub or Credence in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

(e) Stockholder understands and acknowledges that LTX, Merger Sub and Credence are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

8. Exchange of Shares; Waiver of Rights of Appraisal. If the Merger is consummated, the Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. Stockholder hereby waives, and agrees to prevent the exercise of, any rights of appraisal with respect to the Merger, or rights to dissent from the Merger, that such Stockholder may have by virtue of Stockholder’s beneficial ownership of the Shares.

9. Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article VII thereof or (b) the Effective Time (the “Expiration Date”).

10. Miscellaneous Provisions.

(a) Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by LTX, Credence and Stockholder.

(b) Entire Agreement. This Agreement, the Merger Agreement and the agreements, documents and other instruments contemplated thereby constitute the entire agreement among the parties to this Agreement with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to such subject matter.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d) Consent to Jurisdiction; Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Massachusetts Superior Court and any state appellate court therefrom within the Commonwealth of Massachusetts (or, if the Massachusetts Superior Court declines to accept jurisdiction over a particular matter, any state or federal court within the Commonwealth of Massachusetts). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 10(d), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(f) Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(g) Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, Stockholder’s estate and heirs upon the death of Stockholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other parties hereto except that Credence, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its Affiliates. No assignment by Credence under this Section 10(g) shall relieve Credence of its obligations under this Agreement. Any assignment in violation of the foregoing shall be void and of no effect.

(h) No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i) Cooperation. Stockholder agrees to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Credence to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Stockholder hereby agrees that LTX and Credence may publish and disclose in the Registration Statement (including all documents and schedules filed with the SEC), such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an Exhibit to the Registration Statement or in any other filing made by LTX or Credence with the SEC relating to the Proposed Transaction.

(j) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(k) Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(l) Specific Performance; Injunctive Relief. The parties hereto acknowledge that LTX and Credence shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth in this Agreement. Therefore, Stockholder hereby agrees that, in addition to any other remedies that may be available to LTX or Credence, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity without posting any bond or other undertaking.

(m) Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (i) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (ii) sent by facsimile with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at the following address or facsimile (or at such other address or facsimile for a party as shall be specified by like notice): (i) if to LTX or Credence, to the address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to Stockholder, to Stockholder’s address or facsimile shown below Stockholder’s signature to this Agreement.

(n) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties.

(o) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(p) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation or the opportunity to seek legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

CREDENCE SYSTEMS CORPORATION

By:
Name:
Title:

STOCKHOLDER:

Name:
Title:

Address:

Facsimile:

Shares Beneficially Owned by Stockholder:

shares of LTX Common Stock
Options to acquire LTX Common Stock

With respect to Section 2(b) only:

LTX CORPORATION

By:
Name:
Title: